[LINCOLN FINANCIAL GROUP(R) LOGO]                                 LAW DEPARTMENT
                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                                                               ONE GRANITE PLACE
                                                    CONCORD, NEW HAMPSHIRE 03301

                                FREDERICK C. TEDESCHI, ASSOCIATE GENERAL COUNSEL
                                                             Phone: 603-226-5105
                                                               Fax: 603-226-5448
                                                     frederick.tedeschi@lfg.com

July 2, 2007

The Lincoln National Life Insurance Company
1300 South Clinton Street
Fort Wayne, IN 46802

         Re: Lincoln Life Flexible Premium Variable Life Account JF-A
             The Lincoln National Life Insurance Company
             Initial Registration Statement on Form N-6

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by The Lincoln National Life Insurance Company ("Lincoln"), on behalf of its Lincoln Life Flexible Premium Variable Life Account JF-A (the "Separate Account"), of an Initial Registration Statement on Form N-6 under the Securities Act of 1933 (the "Act") and an Amendment to Registration Statement under the Investment Company Act of 1940 (File No. 811-04160) (the "Registration Statement"). The Registration Statement covers an indefinite amount of interests under the variable portion of a flexible premium variable universal life insurance policy (the "Policy"), previously registered with the U. S. Securities and Exchange Commission. Premiums paid under the Policies may be allocated by Lincoln to the Separate Account in accordance with the owners' directions.

In the course of preparing this opinion, I have made such examination of law and have examined such records and documents as I considered appropriate as a basis for the opinion hereinafter expressed.

Based on such review, I am of the opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor for the Account.

I consent to the use of this opinion as an Exhibit to the Registration
Statement.

 Sincerely,

/s/ Frederick C. Tedeschi

Frederick C. Tedeschi
Associate General Counsel